UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Colonial Financial Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-2451496
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2745 S. Delsea Drive, Vineland, New Jersey 08360	08360
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the	If this form relates to the
registration of a class of securities	registration of a class of securities
pursuant to Section 12(b) of the	Pursuant to Section 12(g) of the
Exchange Act and is effective	Exchange Act and is effective
pursuant to General Instruction	pursuant to General Instruction
A.(c), please check the following	A.(d), please check the following
box.: ☑	box. ☐

Securities Act registration statement file number to which this form relates: 333-165532

Securities to be registered pursuant to Section 12(b) of the Act.

Common Stock, par value $0.01	The NASDAQ Stock Market, LLC
(Title of Class)	(Name of Each Exchange on Which
Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Our Dividend Policy,” “The Conversion and Offering,” “Restrictions on Acquisition of Colonial Financial Services, Inc.” and “Description of Capital Stock of Colonial Financial Services, Inc. Following the Conversion” in the Registrant’s Registration Statement on Form S-1 (File No. 333-165532), as initially filed March 17, 2010, and as amended on April 28, 2010 and May 7, 2010, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws, reference is made to “Restrictions on Acquisition of Colonial Financial Services, Inc.” and “Description of Capital Stock of Colonial Financial Services, Inc. Following the Conversion” in the Registrant’s Registration Statement on Form S-1 (File No. 333-165532), as initially filed March 17, 2010, and as amended on April 28, 2010 and May 7, 2010, which is incorporated herein by reference.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-165532), as initially filed March 17, 2010, and as amended on April 28, 2010 and May 7, 2010, which is incorporated herein by reference.

2.
Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-165532), as initially filed March 17, 2010, and as amended on April 28, 2010 and May 7, 2010).

3.
Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (File No. 333-165532), as initially filed March 17, 2010, and as amended on April 28, 2010 and May 7, 2010).

4.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-165532), as initially filed March 17, 2010, and as amended on April 28, 2010 and May 7, 2010).

5.
Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-165532), as initially filed March 17, 2010, and as amended on April 28, 2010 and May 7, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.

Date: July 12, 2010	By:	/s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer